UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2018

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-7584	74-1079400
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

2800 Post Oak Boulevard, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On August 22, 2018, Transcontinental Gas Pipe Line Company, LLC (the “Company”) issued a press release announcing that it has commenced an offer to exchange any and all of its $400 million in aggregate principal amount of outstanding 4.000 percent Senior Notes due 2028 (the “Original 2028 Notes”) and $600 million in aggregate principal amount of outstanding 4.600 percent Senior Notes due 2048 (the “Original 2048 Notes” and, together with the Original 2028 Notes, the “Original Notes”) for an equal amount of the applicable series of its registered 4.000 percent Senior Notes due 2028 (the “2028 Exchange Notes”) and 4.600 percent Senior Notes due 2048 (the “2048 Exchange Notes” and, together with the 2028 Exchange Notes, the “Exchange Notes”). The exchange offer will expire at 5:00 p.m. Eastern Daylight Time (EDT) on September 20, 2018, unless extended.

The terms of the Exchange Notes are identical in all material respects to those of the applicable series of the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and the transfer restrictions, restrictive legends, registration rights and additional interest provisions relating to the Original Notes do not apply to the Exchange Notes. The purpose of the exchange offer is to fulfill Transco’s obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. Transco will not receive any proceeds from the exchange offer.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

By:	/s/ Peter S. Burgess
Peter S. Burgess
Vice President and Treasurer

DATED: August 22, 2018